                                                            Exhibit 11.1


                Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
               for the three and six months ended June 30, 1996

                                                                 Three Months Ended         Six Months Ended
                                                                    June 30, 1996             June 30, 1996
                                                                Primary    Fully Diluted  Primary      Fully Diluted
- ----------------------------------------------------------------------------------------------------------------------
Net income                                                    $ 5,123,993   $ 5,123,993   $ 8,282,047  $ 8,282,047
Add back interest on earn out note, tax effected                     ----        62,708          ----      130,373
Add back interest on convertible note, tax effected               223,875       223,875       223,875      223,875
- ----------------------------------------------------------------------------------------------------------------------
Net income available to common stockholders                   $ 5,347,868   $ 5,410,576   $ 8,505,922  $ 8,636,295
- ----------------------------------------------------------------------------------------------------------------------
Weighted average number shares outstanding                     23,671,496    23,671,496    23,612,831   23,612,831

Weighted average number of maximum shares subject
  to exercise under outstanding stock options                   1,789,894     1,789,894     1,591,183    1,591,183

Weighted average shares assumed issued upon
  conversion of earn out note                                        ----       519,097          ----      519,097

Weighted average shares assumed issued upon
  conversion of convertible note                                  763,126       763,126       381,563      381,563
- ----------------------------------------------------------------------------------------------------------------------
                                                               26,224,516    26,743,613    25,585,577   26,104,674
Less treasury shares assumed purchased with proceeds
  from assumed exercise of outstanding common stock
  options                                                         878,159       863,088       783,605      695,638
- ----------------------------------------------------------------------------------------------------------------------
Weighted average number of common and common
  stock equivalents outstanding                                25,346,357    25,880,525    24,801,972   25,409,036
- ----------------------------------------------------------------------------------------------------------------------
Net income per common and common stock equivalent                   $0.21         $0.21         $0.34        $0.34
- ----------------------------------------------------------------------------------------------------------------------

                                                            Exhibit 11.1

                 Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                for the three and six months ended June 30, 1995



                                                             Three Months Ended          Six Months Ended
                                                               June 30, 1995               June 30, 1995
                                                           Primary    Fully Diluted    Primary       Fully
                                                                                                    Diluted
Net income                                               $ 3,668,729    $ 3,668,729  $ 5,701,899   $ 5,701,899
Add back interest on Denver earn out note, tax effected         ----         72,705         ----       147,062
- ----------------------------------------------------------------------------------------------------------------------
Net income available to common stockholders                3,668,729      3,741,434    5,701,899     5,848,961
- ----------------------------------------------------------------------------------------------------------------------
Weighted average number of shares outstanding             21,191,142     21,191,142   21,145,102    21,145,102

Weighted average number of maximum shares subject
  to exercise under outstanding stock options              1,299,250      1,299,250    1,234,806     1,234,806

Weighted average shares assumed issued upon
  conversion of earn out note                                   ----        695,368         ----       703,650
- ----------------------------------------------------------------------------------------------------------------------
Less treasury shares assumed purchased with proceeds      22,490,392     23,185,760   22,379,908    23,083,558
from assumed exercise of outstanding common stock
options                                                      867,710        862,886      804,632       769,504
- ----------------------------------------------------------------------------------------------------------------------
Weighted average number of common and common
stock equivalents outstanding                             21,622,682     22,322,874   21,575,276    22,314,054
- ----------------------------------------------------------------------------------------------------------------------
Net income per common and common stock equivalent              $0.17          $0.17        $0.26         $0.26
- ----------------------------------------------------------------------------------------------------------------------